SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2008

ARQULE, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-21429	04-3221586
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

19 Presidential Way

Woburn, MA

(Address of principal executive offices)

01801

(Zip code)

(781) 994-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2008, ArQule, Inc. (“ArQule” or the “Registrant”) accepted an offer by UBS AG (“UBS”) of certain rights to cause UBS to purchase auction rate securities owned by the Registrant. The repurchase rights are offered in connection with UBS’s obligations under settlement agreements with the U.S. Securities and Exchange Commission and other federal and state regulatory authorities. The offering, the settlement agreements, and the respective rights and obligations of the parties, including a release by the Registrant of UBS and its employees and agents from all claims except claims for consequential damages relating to UBS’s marketing and sale of auction rate securities, are described in a prospectus issued by UBS dated October 7, 2008, File No. 333-153882 (the “Prospectus”).

As previously reported, on July 8, 2008, the Registrant entered into a revolving credit line agreement for up to $47.5 million with UBS Bank USA with the Registrant’s auction rate securities pledged as collateral. In July 2008, the Registrant drew down $46.1 million under the credit line. In accordance with the offering by UBS, the existing credit line will be treated as a “no net cost loan” as defined in the Prospectus. As such, the credit line will remain payable on demand; however, if UBS Bank should exercise its right to demand repayment of any portion of the Registrant’s indebtedness prior to the date the Registrant can exercise its repurchase rights (other than for reasons specified in the Prospectus), UBS and certain of its affiliates will arrange for alternative financing on terms and conditions substantially the same as those contained in the existing credit line agreement. If alternative financing cannot be established, then UBS or one of its affiliates will purchase the Registrant’s pledged auction rate securities at par.

As a result of accepting UBS’s offer, the Registrant can require UBS to repurchase the securities at par value at any time during the period from June 30, 2010 through July 2, 2012, if the Registrant’s auction rate securities have not previously been sold by the Registrant or by UBS on its behalf. The Registrant cannot assure that UBS will have adequate financial resources to fulfill its repurchase obligations. Proceeds of sales of the Registrant’s auction rate securities will first be applied to repayment of the credit line with the balance for the Registrant’s account.

A copy of the form of offer letter is included in a prospectus issued by UBS dated October 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARQULE, INC.
(Registrant)

/s/ Peter S. Lawrence
Peter S. Lawrence
President and Chief Operating Officer

November 7, 2008